Exhibit 99.1

FreightCar America, Inc. Reports First Quarter 2023 Results

Company reaffirms fiscal 2023 revenue, Adjusted EBITDA, and delivery outlook

Strong order intake with backlog extending into 2024

Chicago, IL, May 9, 2023-- FreightCar America, Inc. (NASDAQ: RAIL) (“FreightCar America” or the “Company”), a diversified manufacturer of railroad freight cars, today reported results for the first quarter ended March 31, 2023.

First Quarter 2023 Highlights

•
Revenues of $81.0 million on deliveries of 738 railcars, compared to revenues of $129.0 million on deliveries of 1,150 railcars in the prior quarter and revenues of $93.2 million on deliveries of 783 railcars in the first quarter of 2022
•
Gross margin of 9.2% with gross profit of $7.5 million, compared to gross margin of 3.6% with gross profit of $4.6 million in the prior quarter and gross margin of 10.8% with gross profit of $10.1 million in the first quarter of 2022
•
Net loss of ($5.0) million, or ($0.19) per share and Adjusted Net Loss of ($5.7) million, or ($0.21) per share, accounting primarily for non-cash income associated with the change in fair market value of warrant liability
•
Adjusted EBITDA of $2.1 million, compared to Adjusted EBITDA of $1.2 million in the prior quarter and Adjusted EBITDA of $3.3 million in the first quarter of 2022
•
Railcar orders of 1,960 in the first quarter, with quarter-end backlog totaling 3,667 railcars for an aggregate value of approximately $413 million
•
Signed deal to issue non-convertible preferred stock with financial partner to reduce debt and provide additional growth capital
•
2023 revenue, Adjusted EBITDA, and delivery outlook reaffirmed

Jim Meyer, President and Chief Executive Officer of FreightCar America, commented, “We were pleased with our first quarter results, which were in line with our expectations. As anticipated, we experienced sequential improvement in gross margin and profitability as a result of the continued ramp-up of the Castaños, Mexico factory and actions taken to mitigate previously discussed supply chain challenges. We continue to feel confident in our ability to approximately double Adjusted EBITDA this year while continuing to expand the new manufacturing campus.”

Meyer continued, “Our production schedule is essentially full for 2023, and we are now heavily focused on next year. We remain committed to positioning FreightCar America as the best-in-class manufacturer in the industry.”

Fiscal Year 2023 Outlook

The Company has reaffirmed its outlook for fiscal year 2023 as follows:

	Fiscal 2023 Outlook	Year-over-Year Growth at Midpoint
Revenue	$400 - $430 million	13.8%
Adjusted EBITDA	$15 - $20 million	108.1%
Railcar Deliveries	3,400 - 3,700 Railcars	11.5%

Mike Riordan, Chief Financial Officer of FreightCar America, added, “Given our strengthening order backlog, we are increasingly confident in our outlook and are reaffirming our full year revenue, Adjusted EBITDA, and railcar deliveries guidance ranges. Going forward, our organization is focused on executing and delivering the business in-hand, continuing to build backlog for next year, and creating opportunity for further improvement in our capital structure.”

First Quarter 2023 Conference Call & Webcast Information

The Company will host a conference call and live webcast on Wednesday, May 10, 2023 at 11:00 a.m. (Eastern Time) to discuss its first quarter 2023 financial results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call, available at:

Event URL: https://viavid.webcasts.com/starthere.jsp?ei=1610696&tp_key=685a03b758

Please note that the webcast is listen-only and webcast participants will not be able to participate in the question and answer portion of the conference call. Interested parties may also participate in the call by dialing (877) 407-0789 or (201) 689-8562 and entering the passcode 13738212. Interested parties are asked to dial in approximately 10 to 15 minutes prior to the start time of the call.

An audio replay of the conference call will be available beginning at 2:00 p.m. (Eastern Time) on Wednesday May 10, 2023, until 12:00 a.m. (Eastern Time) on Thursday May 25, 2023. To access the replay, please dial (844) 512-2921 or (412) 317-6671. The replay passcode is 13738212. An archived version of the webcast will also be available on the FreightCar America Investor Relations website.

About FreightCar America

FreightCar America, Inc. is a diversified manufacturer of railroad freight cars that also supplies railcar parts and leases freight cars through its FreightCar America Leasing Company subsidiaries. FreightCar America designs and builds high-quality railcars, including open top hopper cars, covered hopper cars, intermodal and non-intermodal flat cars, mill gondola cars, coil steel cars, boxcars and coal cars, and also specializes in the conversion of railcars for repurposed use. FreightCar America is headquartered in Chicago, Illinois and has facilities in the following locations: Castaños, Mexico; Johnstown, Pennsylvania; and Shanghai, People’s Republic of China. More information about FreightCar America is available on its website at www.freightcaramerica.com.

Forward-Looking Statements

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: risks relating to the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; potential financial and operational impacts of the COVID-19 pandemic; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and other competitive factors. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

INVESTOR & MEDIA CONTACT	Lisa Fortuna or Stephen Poe
E-MAIL	RAIL@alpha-ir.com
TELEPHONE	312-445-2870

# # #

FreightCar America, Inc.

Consolidated Balance Sheets

(In thousands, except for share data)

(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash, cash equivalents and restricted cash equivalents	$27,799	$37,912
Accounts receivable, net of allowance for doubtful accounts of $146 and $126 respectively	8,667	9,571
VAT receivable	1,653	4,682
Inventories, net	80,861	64,317
Assets held for sale	3,675	3,675
Related party asset	1,815	3,261
Prepaid expenses	7,178	5,470
Total current assets	131,648	128,888
Property, plant and equipment, net	24,783	23,248
Railcars available for lease, net	11,216	11,324
Right of use asset operating lease	1,331	1,596
Right of use asset finance lease	32,626	33,093
Other long-term assets	1,065	1,589
Total assets	$202,669	$199,738

Liabilities and Stockholders’ Equity
Current liabilities
Accounts and contractual payables	$55,766	$48,449
Related party accounts payable	1,430	3,393
Accrued payroll and other employee costs	3,281	4,081
Reserve for workers' compensation	840	841
Accrued warranty	1,933	1,940
Current portion of long-term debt	40,548	40,742
Other current liabilities	8,281	6,539
Total current liabilities	112,079	105,985
Long-term debt, net of current portion	53,773	51,494
Warrant liability	30,415	31,028
Accrued pension costs	1,112	1,040
Lease liability operating lease, long-term	1,737	1,780
Lease liability finance lease, long-term	33,080	33,245
Other long-term liabilities	2,987	3,750
Total liabilities	235,183	228,322

Stockholders’ deficit
Preferred stock, $0.01 par value, 2,500,000 shares authorized (100,000 shares each designated as Series A voting and Series B non-voting, 0 shares issued and outstanding at March 31, 2023 and December 31, 2022)	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized, 17,702,459 and 17,223,306 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	208	203
Additional paid-in capital	90,165	89,104
Accumulated other comprehensive income	1,063	1,022
Accumulated deficit	(123,950)	(118,913)
Total stockholders' deficit	(32,514)	(28,584)
Total liabilities and stockholders’ deficit	$202,669	$199,738

FreightCar America, Inc.

Consolidated Statements of Operations

(In thousands, except for share and per share data)

(Unaudited)

			Three Months
	Three Months Ended March 31,		Ended December 31,
	2023	2022	2022

Revenues	$80,999	$93,236	$128,989
Cost of sales	73,514	83,178	124,367
Gross profit	7,485	10,058	4,622
Selling, general and administrative expenses	6,388	10,713	6,349
Impairment on leased railcars	—	—	4,515
Operating income (loss)	1,097	(655)	(6,242)
Interest expense	(6,600)	(5,705)	(7,874)
Gain (loss) on change in fair market value of Warrant liability	613	(20,730)	4,744
Other (expense) income	(36)	1,496	79
Loss before income taxes	(4,926)	(25,594)	(9,293)
Income tax provision	111	253	440
Net loss	$(5,037)	$(25,847)	$(9,733)
Net loss per common share – basic	$(0.19)	$(1.11)	$(0.37)
Net loss per common share – diluted	$(0.19)	$(1.11)	$(0.37)
Weighted average common shares outstanding – basic	26,545,463	23,218,647	26,117,377
Weighted average common shares outstanding – diluted	26,545,463	23,218,647	26,117,377

FreightCar America, Inc.

Segment Data

(In thousands)

(Unaudited)

	Three Months Ended		Three Months Ended
	March 31,		December 31,
	2023	2022	2022
Revenues:
Manufacturing	$77,599	$90,124	$126,279
Corporate and Other	3,400	3,112	2,710
Consolidated revenues	$80,999	$93,236	$128,989

Operating income (loss):
Manufacturing	$5,628	$8,516	$(1,670)
Corporate and Other	(4,531)	(9,171)	(4,572)
Consolidated operating income (loss)	$1,097	$(655)	$(6,242)

FreightCar America, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net loss	$(5,037)	$(25,847)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	1,072	1,024
Non-cash lease expense on right-of-use assets	731	316
Recognition of deferred income from state and local incentives	—	(1,858)
(Gain) loss on change in fair market value for Warrant liability	(613)	20,730
Stock-based compensation recognized	(91)	4,244
Non-cash interest expense	4,264	3,721
Other non-cash items, net	(1)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	904	(12,517)
VAT receivable	2,960	(1,853)
Inventories	(19,698)	(2,154)
Related party asset, net	(362)	1,366
Accounts and contractual payables	9,695	4,798
Lease liability	(1,191)	(476)
Customer deposits	—	18,706
Other assets and liabilities	(337)	(2,555)
Net cash flows (used in) provided by operating activities	(7,704)	7,645

Cash flows from investing activities
Purchase of property, plant and equipment	(1,960)	(960)
Net cash flows used in investing activities	(1,960)	(960)

Cash flows from financing activities
Borrowings on revolving line of credit	31,688	10,013
Repayments on revolving line of credit	(31,884)	(1,910)
Employee stock settlement	(106)	(13)
Payment for stock appreciation rights exercised	—	(4)
Financing lease payments	(147)	—
Net cash flows (used in) provided by financing activities	(449)	8,086
Net (decrease) increase in cash and cash equivalents	(10,113)	14,771
Cash, cash equivalents and restricted cash equivalents at beginning of period	37,912	26,240
Cash, cash equivalents and restricted cash equivalents at end of period	$27,799	$41,011

Supplemental cash flow information
Interest paid	$2,340	$1,984
Non-cash transactions
Change in unpaid construction in process	$539	$190
Accrued PIK interest paid through issuance of PIK Note	$1,658	$364
Issuance of equity fee	$535	$1,000

FreightCar America, Inc.

Reconciliation of loss before taxes to EBITDA(1) and Adjusted EBITDA(2)

(In thousands)

(Unaudited)

			Three Months
	Three Months Ended March 31,		Ended December 31,
	2023	2022	2022

Income (Loss) before income taxes	$(4,926)	$(25,594)	$(9,293)
Depreciation & Amortization	1,072	1,024	1,025
Interest Expense, net	6,600	5,705	7,874
EBITDA	2,746	(18,865)	(394)

Change in Fair Value of Warrant (a)	(613)	20,730	(4,744)
Impairment on leased railcars (b)	-	-	4,515
Alabama Grant Amortization (c)	-	(1,857)	-
Mexican Permanent VAT (d)	-	-	1,861
Transaction Costs (e)	-	-	37
Startup Costs (f)	-	-	164
Consulting Costs (g)	-	350	85
Corporate Realignment (h)	-	185	-
Stock Based Compensation	(91)	4,244	(201)
Other, net	36	(1,496)	(79)
Adjusted EBITDA	$2,078	$3,291	$1,244

(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall performance of the company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similar titled measures reported by other companies.

(2) Adjusted EBITDA represents EBITDA before the following charges:

a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
b)
During the fourth quarter of 2022, the Company recorded a non-cash impairment charge on its leased railcar fleet.
c)
The Company amortized deferred grant income to cost of goods sold in 2022 that represents a non-cash reduction to its gross margin (loss).
d)
The Company transitioned to tolling manufacturing structure in the third quarter of 2022 and as a result incurred permanent VAT costs.
e)
The Company incurred certain costs during 2022 for nonrecurring professional services associated with its financing arrangements.
f)
The Company incurred certain costs during 2022 related to new production lines.
g)
The Company incurred certain non-recurring consulting costs during the first quarter of 2022.
h)
The Company incurred certain non-recurring corporate realignment costs in 2022.

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of Net loss and Adjusted Net loss(1)

(In thousands)

(Unaudited)

			Three Months
	Three Months Ended March 31,		Ended December 31,
	2023	2022	2022

Net income (loss)	$(5,037)	$(25,847)	$(9,733)

Change in Fair Value of Warrant (a)	(613)	20,730	(4,744)
Impairment on leased railcars (b)	-	-	4,515
Alabama Grant Amortization (c)	-	(1,857)	-
Mexican Permanent VAT (d)	-	-	1,861
Transaction Costs (e)	-	-	37
Startup Costs (f)	-	-	164
Consulting Costs (g)	-	350	85
Corporate Realignment (h)	-	185	-
Stock Based Compensation	(91)	4,244	(201)
Other, net	36	(1,496)	(79)
Total non-GAAP adjustments	(668)	22,156	1,638
Income tax impact on non-GAAP adjustments (i)	-	(22)	(5)
Adjusted Net loss	$(5,705)	$(3,713)	$(8,100)

(1) Adjusted Net Loss represents net loss before the following charges:

a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
b)
During the fourth quarter of 2022, the Company recorded a non-cash impairment charge on its leased railcar fleet.
c)
The Company amortized deferred grant income to cost of goods sold in 2022 that represents a non-cash reduction to its gross margin (loss).
d)
The Company transitioned to tolling manufacturing structure in the third quarter of 2022 and as a result incurred permanent VAT costs.
e)
The Company incurred certain costs during 2022 for nonrecurring professional services associated with its financing arrangements.
f)
The Company incurred certain costs during 2022 related to new production lines.
g)
The Company incurred certain non-recurring consulting costs during the first quarter of 2022.
h)
The Company incurred certain non-recurring corporate realignment costs in 2022.
i)
Income tax impact on non-GAAP adjustments per share represents the tax impact of adjustments specific to Mexico using the effective tax rate. Given the Company’s US based NOLs and Valuation Allowances result in an effective tax rate of about % for the US, all US based adjustments above are not tax affected.

We believe that Adjusted Net Loss is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted Net Loss is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted Net Loss in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted Net Loss is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of EPS and Adjusted EPS(1)

(Unaudited)

			Three Months
	Three Months Ended March 31,		Ended December 31,
	2023	2022	2022

EPS	$(0.19)	$(1.11)	$(0.37)

Change in Fair Value of Warrant (a)	(0.02)	0.89	(0.18)
Impairment on leased railcars (b)	-	-	0.17
Alabama Grant Amortization (c)	-	(0.08)	-
Mexican Permanent VAT (d)	-	-	0.07
Startup Costs (e)	-	-	0.01
Consulting Costs (f)	-	0.02	-
Corporate Realignment (g)	-	0.01	-
Stock Based Compensation	-	0.18	(0.01)
Other, net	-	(0.06)	-
Total non-GAAP adjustments pre-tax per-share	(0.02)	0.96	0.06
Income tax impact on non-GAAP adjustments per share (h)	-	-	-
Adjusted EPS	$(0.21)	$(0.15)	$(0.31)

(1) Adjusted EPS represents basic EPS before the following charges:

a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
b)
During the fourth quarter of 2022, the Company recorded a non-cash impairment charge on its leased railcar fleet.
c)
The Company amortized deferred grant income to cost of goods sold in 2022 that represents a non-cash reduction to its gross margin (loss).
d)
The Company transitioned to tolling manufacturing structure in the third quarter of 2022 and as a result incurred permanent VAT costs.
e)
The Company incurred certain costs during 2022 for nonrecurring professional services associated with its financing arrangements.
f)
The Company incurred certain costs during 2022 related to new production lines.
g)
The Company incurred certain non-recurring consulting costs during the first quarter of 2022.
h)
The Company incurred certain non-recurring corporate realignment costs in 2022.
i)
Income tax impact on non-GAAP adjustments per share represents the tax impact of adjustments specific to Mexico using the effective tax rate. Given the Company’s US based NOLs and Valuation Allowances result in an effective tax rate of about % for the US, all US based adjustments above are not tax affected.

We believe that Adjusted EPS is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EPS is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EPS in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EPS is not necessarily comparable to that of other similarly titled measures reported by other companies.